Exhibit 10.1

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (the “Agreement”) is entered into as of the Effective Date (defined below) by and between MGM Transformer LLC, a California limited liability company, (the “Company”) and Ryan Fiedler (“Executive”). The Equity Issuers are parties to this Agreement solely for purposes of Sections 3(a), 3(b), 3(c), 3(d) and 11, and have no obligations under any other provision hereof.

WHEREAS, Executive served as Chief Financial Officer of the Company (“CFO”);

WHEREAS, the parties presently intend that Executive’s employment by the Company will terminate on October 30, 2026 (the “Separation Date”); and

WHEREAS, the parties intend for Executive to remain employed by the Company during the Transition Period (as defined below) to assist in the transition of his responsibilities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which Executive acknowledges, the Company and Executive hereby agree as follows:

1. Separation from Employment and Resignation as CFO.

(a) The parties acknowledge and agree that Executive’s employment with the Company will terminate on the Separation Date. Upon Executive’s execution of this Agreement, Executive acknowledges that Executive has received or shall receive: (i) all base salary earned but unpaid through the Separation Date, payable in accordance with the Company’s payroll and applicable law, (ii) a lump sum payment for any vacation time accrued and unused through the Separation Date, but only to the extent payable under the Company’s applicable written policies.

(b) As of the Effective Date, Executive shall resign from Executive’s position as CFO. As of the Separation Date, Executive shall resign from any other positions Executive holds as an officer of the Company and any of its affiliates. Executive agrees to execute any documents or take any actions requested by the Company to effectuate the foregoing. The benefits received by Executive (and Executive’s eligible dependents, if any) under the Company’s benefit plan shall cease as of the Separation Date. Pursuant to governing law and independent of this Agreement, Executive will be eligible to elect benefit continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for Executive and any eligible dependents if Executive timely applies for such coverage. Such COBRA coverage will be at Executive’s sole expense. Information regarding Executive’s eligibility for COBRA coverage and the terms and conditions of such coverage will be provided to Executive in a separate mailing.

2. Transition Period.

(a) For the period from the Effective Date until the close of business on the Separation Date (the “Transition Period”), Executive shall use his best efforts to effectuate the transition of his role, as instructed and determined by the Company (the “Transition Duties”). Executive agrees that such Transition Duties shall include, without limitation, creating transition documents, preserving and providing the Company with files and data within the Executive’s control, preserving and providing the Company with passwords for bank accounts, software, and other Company accounts or devices, and making oneself reasonably available to answer questions regarding the foregoing duties or other matters within Executive’s knowledge, in each case, as requested by the Company. Executive acknowledges and agrees that during the Transition Period, the Company may, at its sole discretion, modify or reduce Executive’s title, hours, duties, and responsibilities.

(b) For the avoidance of doubt, during the Transition Period, Executive will continue to receive (i) Executive’s annual base salary as in effect as of immediately prior to the Effective Date and (ii) the same employee benefits that Executive was entitled to receive as of immediately prior to the Effective Date, in each case, in accordance with the terms applicable to such compensation and benefits as of immediately prior to the Effective Date, and less all applicable taxes and withholdings.

(c) Any payments and benefits under Section 3 of this Agreement are expressly conditioned on Executive’s compliance with the obligations outlined in this Section 2.

(d) Notwithstanding the foregoing, in the event that Executive engages in conduct constituting Cause (as defined under the Employment Agreement) during the Transition Period or has engaged in such conduct constituting Cause prior to the Transition Period, the Company may, in its sole discretion, elect to terminate Executive for Cause by delivering written notice of its determination to terminate, in which case (i) the Separation Date shall be accelerated to the date specified in such notice, (ii) the Company shall have no obligations under Section 3 and Executive shall not be entitled to any of the payments or benefits set forth in Section 3; and (iii) all of Executive’s promises, covenants, releases, waivers, representations, and warranties under this Agreement will remain in full force and effect.

3. Separation Benefits. Subject to Executive’s timely execution and re-execution of this Agreement in accordance with Section 14, compliance with the terms and conditions of this Agreement, and the Ongoing Obligations, the Company and, solely with respect to Sections 3(a), 3(b), 3(c) and 3(d), the Equity Issuers, agree as follows:

(a) Executive holds Received Units under that certain Unit Grant Agreement, dated as of December 1, 2025, by and among Forgent Parent I LP, Forgent Parent II LP, Forgent Parent III LP (collectively, the “Partnerships”), Forgent II Management Holdings LLC, Forgent III Management Holdings LLC (collectively with the Partnerships, the “Equity Issuers”) and Executive (the “Grant Agreement”); capitalized terms used but not defined in this Section 3 have the meanings given in the Grant Agreement. Subject to Section 3(b), the Received Units that are Unvested Units shall not be forfeited on the Effective Date, and shall continue to vest under Section 4(c) of the Grant Agreement for so long as Executive is engaged by Neos under the Advisor Agreement, which engagement shall commence immediately upon the Separation Date, and materially complies with this Agreement, the Grant Agreement, the Applicable Partnership LPAs, the Applicable ManCo LLCAs (collectively, the “Governing Documents”), and the Advisor Agreement; upon any cessation of that engagement for “Cause” (solely for this purpose, as defined in the Advisor Agreement) or any such material non-compliance that, if curable, remains uncured thirty (30) days after Executive’s receipt of written notice from the Company describing such non-compliance in reasonable detail, a Termination shall be deemed to occur under the Grant

Agreement. The Received Units that are Vested Units, automatically and without further action on the part of any Person and without consideration paid therefor, shall be canceled and forfeited back to the applicable Equity Issuer on the Effective Date; provided, for the avoidance of doubt (and without limiting the Equity Issuers’ remedies in the event of any material breach by Executive of this Agreement or any Governing Document or Section 3(b)), Executive will not be required to repay any amounts distributed by any Equity Issuer to Executive prior to the Effective Date in respect of such forfeited Received Units. Notwithstanding anything to the contrary in this Agreement but subject to Section 3(b), if (i) Neos terminates Executive’s engagement under the Advisor Agreement other than for Cause (as defined in the Advisor Agreement) or (ii) a Termination is deemed to occur as a result of Executive’s death, the Received Units that are Unvested Units shall continue to vest in accordance with Section 4(c) of the Grant Agreement as if such engagement had continued, and Executive shall be treated as an Active Partner for such purpose.

(b) Notwithstanding anything to the contrary in any Governing Document, in the event of any Distribution (as defined in the Applicable Partnership LPAs) by any Partnership following the Effective Date (a “Subsequent Distribution”), (1) the amount of such Subsequent Distribution payable with respect to any Received Units that are Unvested Units as of the Effective Date shall not be retained by such Partnership (and the applicable Governing Body of such Partnership shall not determine anything to the contrary) and the Reserve Amount with respect to such Received Unit shall not be increased as a result of such Subsequent Distribution, such that the aggregate Reserve Amount with respect to the Received Units shall never exceed $9,818,763, being the balance of the Reserve Amount attributable to Executive’s Received Units as of the Effective Date (the “Cap”); and (2) in no event will the aggregate amount payable to Executive as a result of all Subsequent Distributions exceed the Cap, and Executive hereby renounces any interest in any portion of any Subsequent Distribution in excess of the Cap, whether distributed on or after the Effective Date. Following the Effective Date, subject to Section 3(a), Received Units shall continue to vest, and the Reserve Amount shall be distributed to Executive in accordance with the Governing Documents, until Executive has received aggregate Subsequent Distributions in respect of all Received Units equal to the Cap. On the date the Cap is reached, all Received Units (whether Vested Units or Unvested Units) shall be cancelled and forfeited without consideration, and Executive shall have no right to any amount in excess of the Cap (whether as a result of a Distribution of the Reserve Amount or any other amount). Subject to Section 3(a), Executive shall retain all amounts released or paid to him in respect of the Received Units, up to the Cap, in accordance with this Section 3, and the other Governing Documents; provided, in the event Executive receives any Subsequent Distribution in excess of the Cap for any reason, Executive shall promptly (and in any event within 30 business days) repay such excess amount to the applicable Equity Issuer that distributed such excess amount. Executive and each Equity Issuer agree that this Section 3 amends the Grant Agreement in accordance with Section 9(f) thereof and the other Governing Documents in accordance with their terms and prevails to the extent of any inconsistency.

(c) If a Termination occurs between vesting dates, no Received Units shall vest on a partial or pro rata basis for the period since the last vesting date, and any Received Units that would have vested on the next scheduled vesting date shall be forfeited in full, consistent with Section 4(e)(ii) of the Grant Agreement.

(d) The Company, the Equity Issuers and Executive each acknowledge and agree that Neos is a member of the Company Group (as defined in the Grant Agreement) for all purposes of the Grant Agreement. Executive’s performance of services during the Transition Period and under the Advisor Agreement constitutes being engaged by a member of the Company Group (as defined in the Grant Agreement) for purposes of Section 4 of the Grant Agreement, and Executive shall remain an Active Partner, and the period of that engagement shall form part of the “Active Partner Period” under Exhibit B to the Grant Agreement, in each case for so long as the engagement continues.

(e) Concurrently with Executive’s re-execution of this Agreement on the Separation Date, Executive shall execute and deliver a Senior Advisor Agreement (or binding term sheet therefor) with Neos Partners, LP (“Neos”) in the form provided to Executive by Neos (the “Advisor Agreement”). Executive acknowledges and agrees that Executive’s execution and delivery of the Advisor Agreement, and Executive’s continued compliance with its terms, are conditions precedent to the payments and benefits set forth in this Section 3. In the event Executive fails to execute and deliver the Advisor Agreement concurrently herewith, revokes or repudiates the Advisor Agreement, or materially breaches the Advisor Agreement and Neos terminates Executive’s engagement for Cause (as defined in the Advisor Agreement) as a result, all vesting under Section 3(a) shall cease and the then-unvested Received Units shall be cancelled and forfeited without consideration. The Advisor Agreement is separate from and in addition to this Agreement, and nothing in the Advisor Agreement shall limit, supersede or otherwise affect Executive’s obligations under this Agreement or the Ongoing Obligations.

Executive acknowledges and agrees that (i) the payments and benefits set forth in this Section 3 shall be the sole and exclusive payments and benefits to which Executive shall be entitled in respect of Executive’s termination of employment with the Company or any other relationship Executive has with the Company or any of its affiliates; (ii) Executive would not have been entitled to the payments and benefits set forth in this Section 3 absent this Agreement and the Advisor Agreement; and (iii) the payments and benefits set forth in this Section 3, including the continued vesting of the Received Units under Sections 3(a) and 3(b) and the opportunity to enter the Advisor Agreement and perform services for Neos thereunder, constitute reasonable and adequate consideration for Executive’s re-execution of this Agreement (including the release of claims set forth in Section 5) on the Separation Date as provided in Section 14.

4. No Further Payments or Equity Rights. Executive acknowledges and agrees that the consideration provided in Section 3 above: (a) is in full discharge of any and all liabilities and obligations the Releasees (as defined below) have to Executive, monetarily or otherwise, with respect to Executive’s employment, or otherwise, other than Executive’s rights under Sections 2 and 3 and any vested rights Executive may have, if any, under the Company’s 401(k) Plan, as set forth in the books and records of such 401(k) Plan (the “Vested 401(k) Benefits”) and (b) shall be in lieu of and are of greater value than (i) any other payments or benefits to which Executive otherwise might have been entitled absent this Agreement and (ii) the payments and benefits set forth under Section 4.2(b)(i) of the Employment Agreement by and between Executive, the Company and Forgent Power Solutions, Inc., dated January 12, 2026 (the “Employment Agreement”).

5. Release. In consideration of the terms of this Agreement, including Executive’s continued employment during the Transition Period and, with respect to Executive’s re-execution of this Agreement on the Separation Date, the payments and benefits set forth in Section 3, Executive, on behalf of Executive and Executive’s spouse, heirs, executors, administrators, successors, and assigns (collectively, “Releasors”), hereby releases and forever waives and discharges any and all claims, rights, demands, causes of action, suits, controversies, actions, crossclaims, counterclaims, debts, promises, contracts, agreements, compensatory damages, liquidated damages, punitive or exemplary damages, any other damages, claims for costs and attorneys’ fees, losses or liabilities of any nature whatsoever in law and in equity and any other liabilities, known or unknown, suspected or unsuspected of any nature whatsoever (collectively, “Claims”) that Executive or any of the other Releasors ever had, now have, or might have against the Company, parents and/or their respective current, former, and future affiliates, subsidiaries, parents, related companies, portfolio companies, controlling shareholders, owners, divisions, directors, members, trustees, officers, general partners, limited partners, employees, agents, attorneys, successors, assigns, representatives, insurers, investments, and investment funds (and the other investment vehicles any of the foregoing manage and/or for which they perform services) (collectively, with parents and the Company, the “Company Group” and each a “Company Group Member”); and each Company Group Member’s respective current, former, and future directors, members, trustees, controlling shareholders, subsidiaries, general partners, limited partners, affiliates, related companies, divisions, officers, employees, agents, insurers, investments, representatives, and attorneys (collectively, with the Company Group, the “Releasees” and each a “Releasee”), arising at any time prior to and including the date Executive executes this Agreement, whether such Claims are known to Executive or unknown to Executive, whether such Claims are accrued or contingent, including, but not limited to, any and all (a) Claims arising out of, or that might be considered to arise out of or to be connected in any way with, Executive’s employment, partnership or other relationship with any of the Releasees, or the termination of such employment, partnership or other relationship; (b) Claims under any contract, agreement, or understanding that Executive may have with any of the Releasees, whether written or oral, whether express or implied, at any time prior to the date Executive executes this Agreement (including, but not limited to, under the Employment Agreement); (c) Claims arising from or in any way related to awards, policies, plans, programs or practices of any of the Releasees that may apply to Executive or in which Executive may participate; (d) Claims for any bonus, incentive payment, severance or other compensation; (e) Claims for any equity, interest, carried interest, capital interest, distributions or other distribution or allocation rights; (f) Claims arising under any federal, state, foreign, or local law, rule, ordinance, or public policy, including, without limitation, (i) Claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, the Vietnam Era Veterans Readjustment Act of 1974, the Immigration Reform and Control Act of 1986, the Equal Pay Act, the Labor Management Relations Act, the National Labor Relations Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Occupational Safety and Health Act, the Genetic Information Nondiscrimination Act of 2008, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the Internal Revenue Code of 1986, the Families First Coronavirus Response Act, and any and all claims under the Illinois Human Rights Act, 775 ILCS 5/1-101 et seq., the Illinois Wage Payment and Collection Act, 820 ILCS 115/1 et seq., the Illinois Minimum Wage Law, 820 ILCS 105/1 et seq., the Illinois Equal Pay Act of 2003, 820 ILCS 112/1 et seq., the Illinois Workers’ Compensation Act,

820 ILCS 305/1 et seq., including 820 ILCS 305/4(h), the Illinois Whistleblower Act, 740 ILCS 174/1 et seq., the Victims’ Economic Security and Safety Act, 820 ILCS 180/1 et seq., the Illinois One Day Rest in Seven Act, 820 ILCS 140/1 et seq., the Illinois Unemployment Insurance Act, 820 ILCS 405/100 et seq., the Chicago Human Rights Ordinance, and the Cook County Human Rights Ordinance, or any other federal, state, foreign, or local labor law, wage and hour law, worker safety law, employee relations or fair employment practices law, or public policy, (ii) Claims arising in tort, including, but not limited to, Claims for misrepresentation, defamation, libel, slander, invasion of privacy, conversion, replevin, false light, tortious interference with contract or economic advantage, negligence, fraud, fraudulent inducement, quantum meruit, promissory estoppel, prima facie tort, restitution, or the like, and (iii) Claims for compensation, attorneys’ or experts’ fees or costs, forum fees or costs, or any tangible or intangible property of Executive’s that remains with any of the Releasees; and (g) Claims arising under any other applicable law, regulation, rule, policy, practice, promise, understanding, or legal or equitable theory whatsoever; provided, however, that Executive does not release (A) any Claims that arise after the date Executive executes this Agreement; (B) any Claims for breach of this Agreement or to enforce the terms of this Agreement; (C) any Claims that cannot be waived or released as a matter of law; (D) any right to apply for or receive workers’ compensation or unemployment compensation benefits under applicable law; provided that nothing in this Agreement constitutes an admission that Executive is eligible for any such benefits, and the Company reserves the right to provide truthful information or otherwise participate in any proceeding concerning such eligibility; (E) any right to the Vested 401(k) Benefits or the Accrued Benefits (as defined under the Employment Agreement); (F) any right to receive an award from the U.S. Securities and Exchange Commission (“SEC”) as an SEC Whistleblower, pursuant to the bounty provision under Section 922(a)–(g) of the Dodd-Frank Act, or from any other government agency in connection with protected whistleblower activity; or (G) any right of Executive to the Received Units that are Unvested Units as of the Effective Date, to the continued vesting thereof in accordance with Section 3(a), or to any Distribution or other amount payable in respect thereof, in each case subject to Section 3(b) and the Cap (subsections (A)-(G), collectively the “Unreleased Claims”). Executive specifically intends the release of Claims in this Section 5 to be the broadest possible release permitted by law. For the purpose of implementing a full and complete release and discharge of each and all of the Releasees, Executive expressly acknowledges that this Agreement is intended to include and does include in its effect, without limitation, all Claims which Executive does not know or suspect to exist in Executive’s favor at the time Executive executes this Agreement and that this Agreement contemplates the extinguishment of all such Claims.

6. No Further Claims. Executive represents and warrants that Executive has never commenced or filed, or caused to be commenced or filed, any lawsuit or arbitration against any of the Releasees. Except as otherwise provided in Section 5 of this Agreement or this Section 6, Executive further agrees not to commence, file, or in any way pursue, or cause or assist any person or entity to commence, file, or pursue, any lawsuit or arbitration against any of the Releasees in the future. For avoidance of doubt, nothing in this Agreement, any other agreement between Executive and the Company, or any Company policy shall be construed or applied in a manner that limits or interferes with Executive’s right, without notice to or authorization of the Company, to make truthful statements or disclosures regarding unlawful employment practices, such as harassment, discrimination, retaliation, and any other conduct that is or which Executive has reason to believe is unlawful, to seek or accept any SEC awards or other relief in connection with protected whistleblower activity, to communicate and cooperate in good faith with any self-regulatory organization or federal, state, local or foreign government, or any agency, bureau, board, commission, court, judicial body, arbitral body, department, political subdivision, tribunal or other instrumentality thereof (“Governmental Authority”) and/or pursuant to the Sarbanes-Oxley Act, for the purpose of (i) reporting a possible violation of any U.S. federal, state or local law or regulation, (ii) participating in any inquiry, investigation or proceeding that may be conducted or managed by any Governmental Authority, including by providing testimony, documents or other information, or (iii) filing a charge or complaint with a Governmental Authority. Additionally, pursuant to 18 U.S.C. § 1833(b), Executive shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a U.S. federal, state or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or (c) if Executive files a lawsuit for retaliation by an employer for reporting a suspected violation of law, or to Executive’s attorney in such lawsuit, provided that Executive must file any document containing the trade secret under seal, and Executive may not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance will Executive be authorized to make any disclosures as to which any Company Group Member may assert protections from disclosure under the attorney-client privilege or the attorney work product doctrine, without prior written consent of the Company, except to the extent disclosure of such information is permitted under any applicable law.

7. Ongoing Obligations and Covenants. Executive acknowledges and agrees that nothing in this Agreement shall limit or otherwise impact Executive’s continuing obligations to the Company Group or the Releasees under any applicable policies or agreements, the validity and continuing, binding effect of which are hereby acknowledged, including, without limitation, (a) Executive’s non-competition, non-solicitation, confidentiality, non-disparagement and other restrictive covenant obligations set forth in Exhibit B attached to the Grant Agreement, Executive’s non-competition, non-solicitation, confidentiality, non-disparagement and other restrictive covenant obligations set forth in Exhibit A attached to the Employment Agreement, and any other restrictive covenants or ongoing obligations to which Executive is subject, all of which are incorporated by reference as if fully set forth herein, (b) Executive’s cooperation obligations under Section 4.5 of the Employment Agreement, and (c) any clawback, undertaking, give-back, fund liability, extraordinary expense or indemnification obligations to which Executive is subject. Executive hereby reaffirms, and covenants and agrees to abide by, all such continuing obligations in their entirety. The obligations described in this Section 7 shall be referred to herein as the “Ongoing Obligations.” Executive acknowledges and agrees that in the event of any material breach by Executive of any Ongoing Obligation, all vesting under Section 3(a) shall cease, the then-unvested Received Units shall be cancelled and forfeited without consideration, and the Company shall have the right to cease making any payments provided under this Agreement; provided, that none of the foregoing consequences shall apply unless the Company has first provided written notice to Executive describing in reasonable detail the events or circumstances alleged to constitute a material breach, and Executive has failed to cure such breach, if curable, within thirty (30) days after receipt of such notice. Executive further acknowledges and agrees that Executive has been in compliance with the Ongoing Obligations to the extent they applied during Executive’s employment with the Company.

8. Return of Property. Executive has returned to the Company all Company Group property in Executive’s possession and control, including without limitation all Company Group files, records, data, work product, equipment, and proprietary and confidential information, and any copies thereof, whether in physical or electronic form, and Executive has permanently removed any electronic copies of the same from Executive’s computer, phone, and other electronic devices.

9. Governing Law. This Agreement and the rights of the parties hereunder, and any dispute, controversy or claim relating to this Agreement, including without limitation, the validity, interpretation, performance, breach, alleged breach or termination of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware.

10. Construction. This Agreement shall be interpreted strictly in accordance with its terms, to the maximum extent permissible under governing law, and shall not be construed against or in favor of any party, regardless of which party drafted this Agreement or any provision hereof. If any provision of this Agreement is determined to be unenforceable as a matter of governing law, a reviewing court of appropriate jurisdiction shall have the authority to modify such provision so as to render it enforceable while maintaining the parties’ original intent to the maximum extent possible. Each provision of this Agreement is severable from the other provisions hereof, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. For purposes of this Agreement, the connectives “and,” “or,” and “and/or” shall be construed either disjunctively or conjunctively as necessary to bring within the scope of a sentence or clause all subject matter that might otherwise be construed to be outside of its scope.

11. Interpretation. This Agreement and the agreements explicitly referenced herein set forth the entire agreement between the parties hereto, fully supersede any and all prior agreements or understandings between the parties (including, without limitation, the Executive’s employment agreement with the Company), except for any agreements containing Ongoing Obligations, except for the Grant Agreement, which remains in full force and effect in accordance with its terms, and except for the Employment Agreement solely to the extent necessary to give effect to the definition of “Cause” as used in Section 2(d) of this Agreement and as incorporated by reference into the Grant Agreement. This Agreement may be modified only in a written agreement signed by Executive, on the one hand, and an officer of the Company, on the other hand; provided that, consistent with Section 9(f) of the Grant Agreement, any modification of the terms of the Received Units shall also require the written consent of each Equity Issuer. Executive specifically acknowledges and agrees that notwithstanding any discussions or negotiations Executive may have had with any of the Releasees prior to the execution of this Agreement, Executive is not relying on any promises or assurances other than those explicitly contained in this Agreement. Each of the Releasees shall be a third party beneficiary to this Agreement and entitled to enforce it in accordance with its terms. This Agreement shall be binding upon, and shall inure to the benefit of, Executive’s heirs and personal representatives, and the successors and assigns of the Company. PDF or other electronic copies of this Agreement shall have the same force and effect as the original. This Agreement may be executed in counterparts and each shall be considered to be an original and all of which taken together will constitute one and the same agreement. This Agreement shall not in any way be construed as an admission by any of the Releasees of any liability, or of any wrongful acts whatsoever against Executive or any other person.

12. Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively, “Section 409A”), and it shall be construed in accordance with that intent. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company. Nothing contained in this Agreement shall constitute any representation or warranty by the Company regarding compliance with Section 409A. The Company has no obligation to take any action to prevent the assessment of any additional income tax, interest or penalties under Section 409A on any person and the Company, parents, any of their respective subsidiaries and affiliates, and each of their shareholders, employees and representatives shall not have any liability to Executive with respect thereto.

13. Withholding. Except as otherwise required by applicable law, including with respect to the amounts payable under Sections 1(a) and 2(b), the Company shall not deduct or withhold any amount from any payment made under this Agreement. Except to the extent so withheld, Executive shall be solely responsible for all federal, state and local taxes, including self-employment taxes, arising from the Received Units and any other payment or benefit provided under this Agreement or the Grant Agreement.

14. Execution and Re-Execution.

(a) Executive acknowledges that this Agreement shall be of no force or effect unless Executive executes this Agreement and returns it by email to Craig Haydamack at craig.haydamack@forgentpower.com. The “Effective Date” shall occur on the date on which this Agreement is initially executed by Executive and executed by a duly authorized officer of the Company.

(b) The Company’s obligations under Section 3 are strictly contingent upon Executive’s re-execution of this Agreement on the Separation Date. Executive’s re-execution shall advance through and including the Separation Date the general waiver and release by Executive of all Claims by Executive against the Releasees (excluding the Unreleased Claims). If the Effective Date occurs but Executive fails to re-execute and return this Agreement to Craig Haydamack at craig.haydamack@forgentpower.com on the Separation Date, then: (i) Executive’s general waiver and release of claims shall not be advanced, but shall remain effective up to and including the Effective Date; (ii) the Company shall have no obligations under Section 3 and Executive shall not be entitled to any of the payments or benefits set forth in Section 3; (iii) Executive’s employment with the Company shall terminate on the Separation Date; and (iv) all of Executive’s promises, covenants, releases, waivers, representations, and warranties under this Agreement will remain in full force and effect.

15. Breach. Should Executive materially breach this Agreement, including any of the obligations set forth herein or referenced herein, whether before or after the Separation Date, and, if such breach is curable, fail to cure such breach within thirty (30) days after receipt of written notice from the Company describing in reasonable detail the events or circumstances alleged to constitute such material breach, then: (a) the Company, the Equity Issuers and the Releasees shall have no further obligations to Executive under Section 3 of this Agreement, all vesting under Section 3(a) shall cease, and the then-unvested Received Units shall be cancelled and forfeited without consideration; (b) the Company and the Releasees shall have all rights and remedies available to them under this Agreement and any applicable law or equitable theory, including injunctive relief; provided, that in no event shall the Company, the Equity Issuers or the Releasees be entitled to recover, recoup or offset any amounts paid or distributed to Executive under Section 3 or in respect of the Received Units prior to the date of such material breach; and (c) all of Executive’s promises, covenants, releases, waivers, representations, and warranties under this Agreement will remain in full force and effect.

16. EXECUTIVE EXPRESSLY ACKNOWLEDGES, REPRESENTS, AND WARRANTS THAT EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT; THAT EXECUTIVE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; THAT EXECUTIVE HAS HAD AMPLE TIME TO CONSIDER THIS AGREEMENT; THAT THE COMPANY HAS ADVISED AND URGED EXECUTIVE TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT; THAT EXECUTIVE HAS EXECUTED THIS AGREEMENT VOLUNTARILY, KNOWINGLY, AND WITH AN INTENT TO BE BOUND BY THIS AGREEMENT; AND THAT EXECUTIVE HAS FULL POWER AND AUTHORITY TO RELEASE EXECUTIVE’S CLAIMS AS SET FORTH HEREIN AND HAS NOT ASSIGNED ANY SUCH CLAIMS TO ANY OTHER INDIVIDUAL OR ENTITY.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Executive has executed this Agreement as of the date written below.

By: COMPANY

/s/ Tyson Hottinger
By:	Company
Name:	Tyson Hottinger
Date:	10/21/2026
Title:	Chief Legal Officer

EXECUTIVE

/s/ Ryan Fiedler
Date:	10/21/2026

Re-Executed on the Separation Date

EXECUTIVE

Date:

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SOLELY FOR PURPOSES OF SECTIONS 3(a), 3(b), 3(c), 3(d) AND 11:

FORGENT PARENT I LP

/s/ Frank Cannova
By:	Forgent Parent I LP
Name:	Frank Cannova
Title:	Authorized Signatory
Date:	10/21/2026

FORGENT PARENT II LP

/s/ Frank Cannova
By:	Forgent Parent II LP
Name:	Frank Cannova
Title:	Authorized Signatory
Date:	10/21/2026

FORGENT PARENT III LP

/s/ Frank Cannova
By:	Forgent Parent III LP
Name:	Frank Cannova
Title:	Authorized Signatory
Date:	10/21/2026

FORGENT II MANAGEMENT HOLDINGS LLC

/s/ Frank Cannova
By:	Forgent II Management Holdings LLC
Name:	Frank Cannova
Title:	Authorized Signatory
Date:	10/21/2026

FORGENT III MANAGEMENT HOLDINGS LLC

/s/ Frank Cannova
By:	Forgent III Management Holdings LLC
Name:	Frank Cannova
Title:	Authorized Signatory
Date:	10/21/2026

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